UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the

Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

CLEANCORE SOLUTIONS, INC.

(Name of Registrant as Specified In Its Charter)

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CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

Notice of Action Taken Pursuant to Written Consent of Stockholders

Dear Stockholder:

The accompanying information statement (the “Information Statement”) is being furnished to the holders of class B common stock of CleanCore Solutions, Inc. (“we,” “us,” “our” or “our company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended, and Regulation 14C and Schedule 14C thereunder, in connection with an approval by written consent of the holders of our common stock.

The purpose of this Notice and the Information Statement is to notify our stockholders that, on September 3, 2025, we received a written consent from stockholders to approve (i) an amendment and restatement of our articles of incorporation to, among other things, remove the dual class structure of our common stock and increase the number of shares of common stock that we are authorized to issue to 6,942,000,000 shares (the “Restated Charter”), and (iii) Amendment No. 3 to our 2022 Equity Incentive Plan to increase the share reserve to 25 million shares of common stock (the “Plan Amendment”).

Our board of directors approved the Restated Charter and the Plan Amendment and recommended that our stockholders approve them as well. In connection with the approval of the Restated Charter and the Plan Amendment, our board of directors elected to seek the written consent of the holders of our outstanding shares of common stock in order to reduce associated costs and implement the Restated Charter and the Plan Amendment in a timely manner.

This Notice and the Information Statement are being furnished to you to inform you that the Restated Charter and the Plan Amendment have been approved by stockholders. The board of directors is not soliciting your proxy in connection with the Restated Charter or the Plan Amendment and proxies are not requested from stockholders.

The Plan Amendment will become effective automatically on the 20th day after the Information Statement is first mailed to our stockholders. The Restated Charter will become effective upon filing with the Nevada Secretary of State’s Office, which will occur promptly following the 20th day after the Information Statement is first mailed to our stockholders. You are urged to read the Information Statement in its entirety for a description of the Restated Charter and the Plan Amendment.

BY ORDER OF THE BOARD OF DIRECTORS,

Clayton Adams
Chief Executive Officer

         , 2025

THE ACCOMPANYING INFORMATION STATEMENT IS BEING MAILED

TO STOCKHOLDERS ON OR ABOUT , 2025

WE ARE NOT ASKING YOU FOR A PROXY

AND YOU ARE REQUESTED NOT TO SEND US A PROXY

CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

INFORMATION STATEMENT

NO VOTE OR OTHER ACTION OF THE COMPANY’S STOCKHOLDERS

IS REQUIRED IN CONNECTION WITH THIS INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND

YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is first being mailed on or about , 2025 to the holders of record of the outstanding class B common stock of CleanCore Solutions, a Nevada corporation (“we,” “us,” “our” or “our company”), as of the close of business on September 3, 2025 (the “Record Date”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). This Information Statement relates to a written consent in lieu of a meeting, dated September 3, 2025 (the “Written Consent”), of stockholders owning as of the Record Date at least a majority of the outstanding shares of our class A common stock and class B common stock, voting together as a single class.

The Written Consent authorized and approved (i) an amendment and restatement of our articles of incorporation to, among other things, remove the dual class structure of our common stock and increase the number of shares of common stock that we are authorized to issue to 6,942,000,000 shares (the “Restated Charter”), and (iii) Amendment No. 3 to our 2022 Equity Incentive Plan to increase the share reserve to 25 million shares of common stock (the “Plan Amendment”).

The Written Consent is sufficient under the Nevada Revised Statutes, our current our articles of incorporation, as amended (the “Current Charter”), and our bylaws to approve the Restated Charter and the Plan Amendment. Accordingly, the Restated Charter and the Plan Amendment will not be submitted to the other stockholders for a vote, and this Information Statement is being furnished to such other stockholders only to provide them with certain information concerning the Written Consent in accordance with the requirements of the Exchange Act and the regulations promulgated under the Exchange Act, including Regulation 14C.

The Plan Amendment will become effective automatically on the 20th day after this Information Statement is first mailed to our stockholders. The Restated Charter will become effective upon filing with the Nevada Secretary of State’s Office, which will occur promptly following the 20th day after this Information Statement is first mailed to our stockholders.

AUTHORIZATION BY THE BOARD OF DIRECTORS AND STOCKHOLDERS

On September 3, 2025, our board of directors unanimously adopted resolutions approving the Restated Charter and the Plan Amendment and recommended that our stockholders approve them. In connection with the adoption of these resolutions, our board of directors elected to seek the written consent of stockholders in order to reduce associated costs and implement the Stock Issuance, the Restated Charter and the Plan Amendment in a timely manner. On September 3, 2025, Clayton Adams, our Chairman and Chief Executive Officer (the “Majority Stockholder”), executed and delivered the Written Consent to us.

Pursuant to the Nevada Revised Statutes and our bylaws, any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power of our outstanding voting stock, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required.

Pursuant to the Nevada Revised Statutes, the Current Charter and our bylaws, approval of the Restated Charter at a meeting would require the affirmative vote of at least a majority of the outstanding shares of our class A common stock and class B common stock present or represented by proxy at such a meeting, voting together as a single class, and approval of the Plan Amendment at a meeting would require the affirmative vote of at least a majority of the shares of class A common stock and class B common stock present or represented by proxy at such a meeting, voting together as a single class.

As of the Record Date, there were 1,875,795 shares of class A common stock and 14,104,499 shares of class B common stock issued and outstanding. Holders of our class A common stock are entitled to ten (10) votes per share and holders of our class B common stock are entitled to one (1) vote per share. Accordingly, a total of 32,862,449 votes were entitled to be cast. As of the Record Date, the Majority Stockholder held 1,875,795 shares of class A common stock and 993,000 shares of class B common stock, or approximately 60% of the total votes eligible to be cast.

Accordingly, we have obtained all necessary corporate approvals in connection with the Restated Charter and the Plan Amendment. We are not seeking written consent from any other stockholder, and other stockholders will not be given an opportunity to vote with respect to the actions described in this Information Statement. All necessary corporate approvals have been obtained. This Information Statement is furnished solely for the purpose of advising stockholders of the action taken by Written Consent and giving stockholders notice of such actions taken as required by the Exchange Act.

As the action taken by the Majority Stockholders was by written consent, there will be no security holders’ meeting and representatives of the principal accountants for the current year and for the most recently completed fiscal year will not have the opportunity to make a statement if they desire to do so and will not be available to respond to appropriate questions from our stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of the Record Date for (i) each of our executive officers and directors; (ii) all of our executive officers and directors as a group; and (iii) each other stockholder known by us to be the beneficial owner of more than 5% of our outstanding common stock. Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o our company, 5920 S 118th Circle, Omaha, NE 68137.

Beneficial ownership is determined in accordance with Securities and Exchange Commission (the “SEC”) rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named below, any shares that such person or persons has the right to acquire within sixty (60) days of the Record Date are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Name and Address of Beneficial Owner	Class A Common Stock	Percent of Class A Common Stock(1)	Class B Common Stock	Percent of Class B Common Stock(1)	Percent of Total Voting Power(2)
Clayton Adams, Chairman & Chief Executive Officer(3)	1,875,795	100.00%	993,000	7.04%	60.10%
Travis Buchanan, President(4)	-	-	286,602	2.03%	0.87%
David Enholm, Chief Financial Officer(5)	-	-	306,328	2.13%	0.92%
Gary Hollst, Chief Revenue Officer(6)	-	-	389,352	2.76%	1.18%
Peter Frei, Director(7)	-	-	40,959	0.29%	0.12%
All directors and executive officers as a group (5 persons named above)	1,875,795	100.00%	2,016,241	14.25%	63.19%

*	Less than 1%

(1)	Based on 1,875,795 shares of class A common stock and 14,104,499 shares of class B common stock issued and outstanding as of the Record Date.

(2)	Percentage of total voting power represents voting power with respect to all shares of our class A common stock and class B common stock, as a single class. The holders of our class A common stock are entitled to ten votes per share and holders of our class B common stock are entitled to one vote per share.

(3)	Consists of 1,875,795 shares of class A common stock and 993,000 shares of class B common stock.

(4)	Consists of 283,269 shares of class B common stock held directly, 2,000 shares of class B common stock held by ACME People Company and 1,333 shares of class B common stock issuable upon the exercise of a warrant held by ACME People Company. Mr. Buchanan is the President of ACME People Company and has voting and investment power over the shares held by it. Mr. Buchanan disclaims beneficial ownership of such shares except to the extent of his pecuniary interest, if any, in such shares.

(5)	Consists of 31,050 shares of class B common stock, 252,778 shares of class B common stock which Mr. Enholm has the right to acquire within 60 days through the exercise of vested stock options and 22,500 shares of class B common stock with Mr. Enholm has the right to acquire within 60 days upon the vesting of restricted stock units.

(6)	Consists of 378,936 shares of class B common stock and 10,416 shares of class B common stock which Mr. Hollst has the right to acquire within 60 days upon the vesting of restricted stock units.

(7)	Consists of 3,459 shares of class B common stock and 37,500 shares of class B common stock which Mr. Frei has the right to acquire within 60 days through the exercise of vested stock options.

THE RESTATED CHARTER

Overview

Pursuant to the Current Charter, we are authorized to issue up to 300,000,000 shares of common stock, $0.0001 par value per share, of which 50,000,000 shares have been designated as class A common stock and 250,000,000 shares have been designated as class B common stock, and 50,000,000 shares of preferred stock, $0.0001 par value per share. On August 11, 2025, the Majority Stockholder approved an amendment to the Current Charter to increase the number of shares of class B common stock that we are authorized to issue to 2,000,000,000 shares, but such amendment is not yet effective.

On September 3, 2025, the Majority Stockholder approved the Restated Charter to (i) remove the dual class structure of our common stock and (ii) increase the number of shares of common stock that we are authorized to issue to 6,942,000,000 shares. Accordingly, pursuant to the Restated Charter, we will be authorized to issue 6,942,000,000 shares of common stock, $0.0001 par value per share, and 50,000,000 shares of preferred stock, $0.0001 par value per share.

The form of the Restated Charter approved by the Majority Stockholder is attached hereto as Annex A. The Restated Charter will become effective upon filing with the Nevada Secretary of State’s Office, which will occur promptly following the 20th day after this Information Statement is first mailed to our stockholders.

Removal of Dual Class Structure

Pursuant to the Current Charter, (i) the holders of our class A common stock are entitled to ten (10) votes per share and the holders of our class B common stock are entitled to one (1) vote per share, (ii) a share of class A common stock may be voluntarily converted into a share of class B common stock and (iii) a transfer of a share of class A common stock will result in its automatic conversion into a share of class B common stock upon such transfer, subject to certain exceptions. Other than as to voting and conversion rights, our class A common stock and class B common stock have the same rights and preferences and rank equally, share ratably and are identical in all respects as to all matters. As of the Record Date, the Majority Stockholder held all of the outstanding shares of class A common stock.

On September 5, 2025, the Majority Stockholder converted all of his shares of class A common stock into class B common stock. Accordingly, no shares of class A common stock are currently outstanding. Since no shares of class A common stock are outstanding, our board of directors determined that it was advisable and in the best interests of our company and its stockholders to amend the Current Charter to provide that our company is authorized to issue one class of common stock.

Reasons for the Share Increase

The Restated Charter provides that we will be authorized to issue 6,942,000,000 shares of common stock. We believe that the share increase will provide us with increased flexibility in meeting future needs and requirements by providing additional authorized shares, which will be available for issuance from time to time as determined by our board of directors for any proper corporate purpose, without the expense and delay associated with obtaining stockholder approval, except where required by applicable rules, regulations, and laws. In the current market environment, companies of our size and profile are increasingly seeking to position themselves to take advantage of a broad range of corporate opportunities, including but not limited to capital raising activities, mergers and acquisitions, strategic partnerships, joint ventures, and other business initiatives that may arise. By increasing our authorized share count, we believe our company will be better positioned to respond quickly and effectively to such opportunities, should our board of directors determine that doing so is in the best interests of our company and its stockholders. At this time, other than issuances in connection with our at-the-market facility, future grants under our Equity Incentive Plan, potential issuances of shares upon exercise of currently outstanding options, warrants, and other convertible securities, or possible financing transactions that are being or may be explored with investment banks or other financial institutions from time to time, there are no present plans, understandings, or agreements that would involve the issuance of additional shares of common stock. The additional authorized shares will provide our company with the flexibility to pursue a range of potential corporate strategies, as and when appropriate.

Anti-Takeover Implications of the Proposed Share Increase

The increase in the authorized number of shares could have an anti-takeover effect, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover of our company more difficult. For example, additional shares could be issued by us so as to dilute the stock ownership or voting rights of persons seeking to obtain control of our company, even if the persons seeking to obtain control offer an above-market premium that is favored by a majority of the independent stockholders. Similarly, the issuance of additional shares to certain persons allied with our management could have the effect of making it more difficult to remove our current management by diluting the stock ownership or voting rights of persons seeking to cause such removal. We have no plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Our stockholders should recognize that, as a result of the Restated Charter, they will own a smaller percentage of shares with respect to our total authorized shares of common stock than they presently own and will be diluted as a result of any issuance of shares by us in the future. Notwithstanding the foregoing, other than issuances in connection with our at-the-market facility, future grants under our Equity Incentive Plan, potential issuances of shares upon exercise of currently outstanding options, warrants, and other convertible securities, or possible financing transactions that are being or may be explored with investment banks or other financial institutions from time to time, there are no present plans, understandings, or agreements that would involve the issuance of additional shares of common stock. The additional authorized shares are intended to provide our company with the flexibility to pursue a range of potential corporate strategies, including but not limited to capital raising activities, mergers and acquisitions, strategic partnerships, joint ventures, and other business initiatives, as and when appropriate.

THE PLAN AMENDMENT

Overview

On September 3, 2025, the Majority Stockholder approved an amendment to the CleanCore Solutions, Inc. 2022 Equity Incentive Plan (as amended, the “Plan”). The Plan was first adopted by our board of directors on September 16, 2022 and approved by our stockholders on November 18, 2022. On January 4, 2024, our board of directors and stockholders adopted Amendment No. 1 to the Plan. On April 21, 2025, our board of directors adopted Amendment No. 2 to the Plan, which was approved by our stockholders on June 5, 2025.

On September 3, 2025, our board of directors adopted the Plan Amendment to increase the number of shares of class B common stock authorized for issuance under the Plan from 5,000,000 shares to 25,000,000 shares, which was approved by the Majority Stockholder in the Written Consent on September 3, 2025. A copy of the Plan Amendment is attached to this Information Statement as Annex B. The Plan Amendment will become effective on the 20th day after this Information Statement is first mailed to our stockholders.

Background for Proposed Increase in Share Reserve

As noted above, the Plan Amendment will increase the number of shares of class B common stock authorized for issuance under the Plan from 5,000,000 shares to 25,000,000 shares.

As of the Record Date, we have issued 2,465,775 shares under the Plan and have reserved 863,125 shares for issuance upon the exercise of stock options and 752,577 shares for issuance upon the vesting of restricted stock units, leaving 918,523 shares available for issuance. We view the use of equity compensation as essential to attract, retain, motivate and reward key employees, directors and consultants as well as to align their interests with those of our stockholders. With the proposed addition of 20,000,000 shares, the total number of shares that would remain available for new awards under the Plan would be approximately 20,918,523 shares (plus any shares returned to the share reserve due to forfeited or canceled awards, etc.).

Various factors have contributed to the depletion of the share reserve under the Plan sooner than expected. These factors include our stock price and volatility and new hire equity grants. In addition, following our initial public offering in April 2024, our compensation philosophy has evolved to include a broader group of high performing employees receiving bonus compensation in the form of equity-based awards, thereby linking the interests of a greater number of employees with those of our stockholders.

We believe that the Plan helps to strengthen the incentive for participants to achieve the objectives of our company and its stockholders and contribute to our growth and success. We have a standing practice of linking employee compensation to corporate performance because we believe this increases employee motivation to improve profitability and stockholder value. In addition, the grant of equity awards as a form of compensation helps to allow us to manage cash resources. We believe that the additional shares are necessary to further our goals and to sustain equity compensation as an integral component of our compensation philosophy.

Significant Features of the Plan

The following is a summary of the Plan, as amended by the Plan Amendment. The summary describes the principal features of the Plan, but it is qualified in its entirety by reference to the full text of the Plan.

Purposes: The purposes of the Plan are to advance our interests and the interests of our stockholders by providing an incentive to attract, retain and reward persons performing services for us and by motivating such persons to contribute to our growth and profitability.

Types of Awards: Awards that may be granted include: (a) incentive stock options, (b) non-qualified stock options, (c) stock appreciation rights, (d) restricted awards, (e) performance share awards, and (f) performance compensation awards. These awards offer our officers, employees, consultants and directors the possibility of future value, depending on the long-term price appreciation of our class B common stock and the award holder’s continuing service with our company.

Administration of the Plan: The Plan is currently administered by our compensation committee. Among other things, the administrator has the authority to select persons who will receive awards, determine the types of awards and the number of shares to be covered by awards, and to establish the terms, conditions, performance criteria, restrictions and other provisions of awards. The administrator has authority to establish, amend and rescind rules and regulations relating to the Plan.

Eligible Recipients: Persons eligible to receive awards under the Plan will be those employees, consultants, and directors of the Company and its subsidiaries who are selected by the administrator.

Shares Available Under the Plan: Upon effectiveness of the Plan Amendment, the maximum number of shares of our class B common stock that may be delivered to participants under the Plan will be 25,000,000, subject to adjustment for certain corporate changes affecting the shares, such as stock splits. In addition, the number of shares available for issuance under the Plan will automatically increase on January 1 of each calendar year during the term of the Plan by an amount equal to five percent (5%) of the total number of shares of class B common stock issued and outstanding on December 31 of the immediately preceding calendar year. Shares subject to an award under the Plan for which the award is canceled, forfeited or expires again become available for grants under the Plan. Shares subject to an award that is settled in cash will not again be made available for grants under the Plan.

Stock Options:

General. Stock options give the option holder the right to acquire from us a designated number of shares at a purchase price that is fixed at the time of the grant of the option. Stock options granted may be tax-qualified stock options (so-called “incentive stock options”) or non-qualified stock options. Subject to the provisions of the Plan, the administrator has the authority to determine all grants of stock options. That determination will include: (i) the number of shares subject to any option; (ii) the exercise price per share; (iii) the expiration date of the option; (iv) the manner, time and date of permitted exercise; (v) other restrictions, if any, on the option or the shares underlying the option; and (vi) any other terms and conditions as the administrator may determine.

Option Price. The exercise price for stock options will be determined at the time of grant. Normally, the exercise price will not be less than the fair market value on the date of the grant. As a matter of tax law, the exercise price for any incentive stock option awarded may not be less than the fair market value of the shares on the date of grant. However, incentive stock option grants to any person owning more than 10% of our voting stock must have an exercise price of not less than 110% of the fair market value on the grant date.

Exercise of Options. An option may be exercised only in accordance with the terms and conditions for the option agreement as established by the administrator at the time of the grant. The option must be exercised by notice to us, accompanied by payment of the exercise price. Payments may be made in cash or, at the option of the administrator, by actual or constructive delivery of shares of class B common stock to the holder of the option based upon the fair market value of the shares on the date of exercise.

Expiration or Termination. Options, if not previously exercised, will expire on the expiration date established by the administrator at the time of grant. In the case of incentive stock options, such term cannot exceed ten years provided that in the case of holders of more than 10% of our voting stock, such term cannot exceed five years. Options will terminate before their expiration date if the holder’s service with our company or a subsidiary terminates before the expiration date. The option may remain exercisable for specified periods after certain terminations of employment, including terminations as a result of death, disability or retirement, with the precise period during which the option may be exercised to be established by the administrator and reflected in the grant evidencing the award.

Incentive and Non-Qualified Options. An incentive stock option is an option that is intended to qualify under certain provisions of the Internal Revenue Code of 1986, as amended (the “Code”), for more favorable tax treatment than applies to non-qualified stock options. Any option that does not qualify as an incentive stock option will be a non-qualified stock option. Under the Code, certain restrictions apply to incentive stock options. For example, the exercise price for incentive stock options may not be less than the fair market value of the shares on the grant date and the term of the option may not exceed ten years. In addition, an incentive stock option may not be transferred, other than by will or the laws of descent and distribution and is exercisable during the holder’s lifetime only by the holder. In addition, no incentive stock options may be granted to a holder that is first exercisable in a single year if that option, together with all incentive stock options previously granted to the holder that also first become exercisable in that year, relate to shares having an aggregate fair market value in excess of $100,000, measured at the grant date.

Stock Appreciation Rights:  Stock appreciation rights (“SARs”), which may be granted alone or in tandem with options, have an economic value similar to that of options. When an SAR for a particular number of shares is exercised, the holder receives a payment equal to the difference between the market price of the shares on the date of exercise and the exercise price of the shares under the SAR. Again, the exercise price for SARs normally is the market price of the shares on the date the SAR is granted. Under the Plan, holders of SARs may receive this payment - the appreciation value - either in cash or shares valued at the fair market value on the date of exercise. The form of payment will be determined by us.

Restricted Awards: Restricted awards are shares awarded to participants at no cost. Restricted awards can take the form of awards of restricted stock, which represent issued and outstanding shares subject to vesting criteria, or restricted stock units, which represent the right to receive shares subject to satisfaction of the vesting criteria. Restricted stock awards are forfeitable and non-transferable until the shares vest. The vesting date or dates and other conditions for vesting are established when the shares are awarded. These awards will be subject to such conditions, restrictions and contingencies as the administrator shall determine at the date of grant. Those may include requirements for continuous service and/or the achievement of specified performance goals.

Performance Awards: A performance award is an award that may be in the form of cash or shares or a combination, based on the attainment of pre-established performance goals and other conditions, restrictions and contingencies identified by the administrator.

Performance Criteria: Under the Plan, one or more performance criteria will be used by the administrator in establishing performance goals. Any one or more of the performance criteria may be used on an absolute or relative basis to measure the performance of our company, as the administrator may deem appropriate, or as compared to the performance of a group of comparable companies, or published or special index that the administrator deems appropriate. In determining the actual size of an individual performance compensation award, the administrator may reduce or eliminate the amount of the award through the use of negative discretion if, in its sole judgment, such reduction or elimination is appropriate. The administrator shall not have the discretion to (i) grant or provide payment in respect of performance compensation awards if the performance goals have not been attained or (ii) increase a performance compensation award above the maximum amount payable under the Plan.

Other Material Provisions: Awards will be evidenced by a written agreement, in such form as may be approved by the administrator. In the event of various changes to our capitalization, such as stock splits, stock dividends and similar re-capitalizations, an appropriate adjustment will be made by the administrator to the number of shares covered by outstanding awards or to the exercise price of such awards. The administrator is also permitted to include in the written agreement provisions that provide for certain changes in the award in the event of a change of control of our company, including acceleration of vesting. Except as otherwise determined by the administrator at the date of grant, awards will not be transferable, other than by will or the laws of descent and distribution. Prior to any award distribution, we are permitted to deduct or withhold amounts sufficient to satisfy any employee withholding tax requirements. Our board also has the authority, at any time, to discontinue the granting of awards. The board also has the authority to alter or amend the Plan or any outstanding award or may terminate the Plan as to further grants, provided that no amendment will, without the approval of our stockholders, to the extent that such approval is required by law or the rules of an applicable exchange, increase the number of shares available under the Plan, change the persons eligible for awards under the Plan, extend the time within which awards may be made, or amend the provisions of the Plan related to amendments. No amendment that would adversely affect any outstanding award made under the Plan can be made without the consent of the holder of such award.

New Plan Benefits

Future awards, if any, that will be made to eligible persons under the Plan are subject to the discretion of the administrator and, therefore, we cannot currently determine the benefits or number of shares subject to awards that may be granted in the future to our officers, employees, directors and consultants under the Plan.

INTERESTS OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

Our directors and executive officers, and each associate of the foregoing persons, have no substantial interests, directly or indirectly, in the Restated Charter or the Plan Amendment, except that such persons may be issued shares under the Plan.

DISSENTER’S RIGHTS OF APPRAISAL

Neither the Nevada Revised Statutes nor our Current Charter provides holders of our class B common stock with dissenters’ or appraisal rights in connection with the Restated Charter or the Plan Amendment.

STOCKHOLDERS ENTITLED TO INFORMATION STATEMENT

This Information Statement is being mailed to you on or about , 2025.  We will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of our class B common stock.

Our board of directors established September 3, 2025 as the Record Date for the determination of stockholders entitled to receive this Information Statement.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS SHARING AN ADDRESS

We may deliver only one Information Statement to multiple stockholders sharing an address, unless we have received contrary instructions from one or more of the stockholders. We will promptly deliver a separate copy of this Information Statement to a stockholder at a shared address to which a single copy was delivered, upon written or oral request to us at the following address and telephone number:

CleanCore Solutions, Inc.

5920 S 118th Circle

Omaha, NE 68137

Tel: (877) 860-3030

In addition, a stockholder can direct a notification to us at the phone number and mailing address listed above that the stockholder wishes to receive a separate mailing in the future. Stockholders sharing an address that receive multiple copies can request delivery of a single copy of mailings by contacting us at the phone number and mailing address listed above.

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, proxy statements and other information with the SEC. Our SEC filings are available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Additionally, we will make these filings available, free of charge, on our website at www.cleancoresol.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this information statement and is not incorporated by reference into this Information Statement.

Annex A

AMENDED AND RESTATED ARTICLES OF INCORPORATION

OF

CLEANCORE SOLUTIONS, INC.

ARTICLE I

NAME

The name of the corporation is CleanCore Solutions, Inc. (hereinafter, the “Corporation”).

ARTICLE II

PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the laws of the State of Nevada.

ARTICLE III

AUTHORIZATION TO ISSUE CAPITAL STOCK

The total number of shares of all classes of stock which the Corporation shall have authority to issue is 6,992,000,000, consisting of 6,942,000,000 shares of common stock, $0.0001 par value per share (“Common Stock”), and 50,000,000 shares of preferred stock, $0.0001 par value per share (“Preferred Stock”). All Common Stock of the Corporation shall be of the same class and shall have the same rights and preferences. The Corporation shall have authority to issue the shares of Preferred Stock in one or more series with such rights, preferences and designations as determined by the Board of Directors of the Corporation. Authority is hereby expressly granted to the Board of Directors from time to time to issue Preferred Stock in one or more series, and in connection with the creation of any such series, by resolution or resolutions providing for the issue of the shares thereof, to determine and fix such voting powers, full or limited, or no voting powers, and such designations, preferences and relative participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation thereof, dividend rights, special voting rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the full extent now or hereafter permitted by the Nevada Revised Statutes. Fully-paid stock of the Corporation shall not be liable to any further call or assessment.

ARTICLE IV

BYLAWS

The Board of Directors of the Corporation shall have the power to make, alter, amend or repeal the Bylaws of the Corporation, except to the extent that the Bylaws otherwise provide.

ARTICLE V

INDEMNIFICATION

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation, or who is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with the action, suit or proceeding, to the full extent permitted by the Nevada Revised Statutes as such statutes may be amended from time to time.

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ARTICLE VI

LIABILITY OF DIRECTORS AND OFFICERS

No director or officer shall be personally liable to the Corporation or any of its stockholders for damages for any breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article VI by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation of the personal liability of a director of officer of the Corporation for acts or omissions prior to such repeal or modification.

ARTICLE VII

ACQUISITION OF CONTROLLING INTEREST

The Corporation elects not to be governed by the terms and provisions of Sections 78.378 through 78.3793, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article VII shall apply to or have any effect on any transaction involving acquisition of control by any person occurring prior to such amendment or repeal.

ARTICLE VIII

COMBINATIONS WITH INTERESTED STOCKHOLDERS

The Corporation elects not to be governed by the terms and provisions of Sections 78.411 through 78.444, inclusive, of the Nevada Revised Statutes, as the same may be amended, superseded, or replaced by any successor section, statute, or provision. No amendment to these Articles of Incorporation, directly or indirectly, by merger or consolidation or otherwise, having the effect of amending or repealing any provision of this Article VIII shall apply to or have any effect on any transaction with an interested stockholder occurring prior to such amendment or repeal.

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Annex B

AMENDMENT NO. 3

TO

CLEANCORE SOLUTIONS, INC.

2022 EQUITY INCENTIVE PLAN

The CleanCore Solutions, Inc. 2022 Equity Incentive Plan (the “Plan”) is hereby amended as follows:

The first sentence of Section 4.1 of the Plan is hereby amended in its entirety to read as follows:

“Subject to adjustment in accordance with Section 11, a total of 25,000,000 shares of Class B Common Stock shall be available for the grant of Awards under the Plan.”

Except as herein amended, the provisions of the Plan shall remain in full force and effect.

Effective as of , 2025

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